UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2009
Date of Report (Date of earliest event reported)

BLACKSTONE LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205-1480 Gulf Road
Point Roberts, WA		98281
(Address of principal executive offices)		(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 27, 2009, Blackstone Lake Minerals Inc. (the “Company”) completed its acquisition of a proprietary technology and intellectual property, including all patent applications in the United States and Europe, developed by NY Financial (International) Corp. (“NY Financial”) for the treatment of liver disease and other ailments, particularly resulting from viral infection such as the Hepatitis C virus infection (the “Liver Health Formula”). The acquisition of the Liver Health Formula was completed pursuant to the terms and conditions of a technology purchase agreement dated December 19, 2008 (the “Technology Purchase Agreement”) among NY Financial, the Company, Caleco Pharma Corp. (“Caleco”), the Company’s wholly owned subsidiary, and John Boschert, the Company’s sole executive officer and a director. Under the terms of the Technology Purchase Agreement, NY Financial assigned and transferred its right, title and interest in the Liver Health Formula in consideration of the Company and Caleco:

(a)	paying $22,500 to NY Financial (which amount has been paid); and

(b)

issuing a non-interest bearing promissory note in the amount of $77,500 to NY Financial on closing (which promissory note has been issued). This amount is payable on January 31, 2009. On January 31, 2009, the Company became in default of the promissory note as it was unable to pay the $77,500. Under the terms of the promissory note, the unpaid portion of the promissory note, being $77,500, will bear interest at a rate of ten per cent (10%) per annum commencing on January 31, 2009.

As further consideration, Mr. Boschert transferred 32,000,000 shares of the Company’s common stock to NY Financial, which resulted in a change in control of the Company. In addition, the Company appointed F. Javier Benedi Garcia, the sole director of NY Financial, to the Company’s Board of Directors.

Following closing, Caleco has agreed to reimburse the documented costs related to the recording of the patents and the filing of the European Drug Master File applications, which amount is not to exceed 590,000 EUR. In addition, the parties also agreed that:

(a)

the Company will use its best efforts to raise financing of $2,500,000. In connection with this financing, the Company has agreed that it will not issue more than 20,000,000 shares of its common stock unless it obtains NY Financial’s consent; and

(b)

the Company or Caleco are restricted from assigning or transferring the Liver Health Formula until January 1, 2011. Notwithstanding this restriction, the Company and Caleco will have the right to license the Liver Health Formula.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Also on January 27, 2009, NY Financial acquired 32,000,000 shares of the Company’s common stock from John Boschert, the Company’s sole executive officer and a director. The shares represent additional consideration issued to NY Financial for the assignment of the Liver Health Formula to the Company. As a result of the acquisition of the shares, NY Financial now owns 45.6% of the issued and outstanding shares of the Company. Other than the acquisition by NY Financial of the shares described above, the Company is not aware of any other arrangements which may result in a change in control of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 27, 2009, the Company appointed F. Javier Benedi Garcia, the President and director of NY Financial, as a member of its Board of Directors upon closing of its acquisition of the Liver Health Formula.

Mr. Benedi Garcia has over thirty five years of experience in the fields of banking, Investment, real estate, and bio-technology. Mr. Benedi Garcia obtained a degree of commerce from the Salamanca School of Commerce located in Salamanca, Spain. After completing his degree in commerce and until the 1980s, Mr. Benedi Garcia worked in the banking and finance industry with a number of firms, including EXCO. In the 1980s and early 1990s, Mr. Benedi Garcia gained considerable experience in the fields of real estate development and Investment operations. During this period, Mr. Benedi Garcia worked with LRC Technologies, LLC, Global Remediation, Inc., and Casino de Madrid. In 1994, Mr. Benedi Garcia founded Société de Participations et de Valeurs (SPV) in Luxembourg, a Holding company engaged in Property Development, Metal trading, Leisure Industry and Finance activities. Mr. Benedi Garcia was the president and sole shareholder of SPV until 2000, when the assets of the company were sold. Since then, Mr. Benedi Garcia’s has focused on the development, management and financing of various ventures.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Technology Purchase Agreement dated December 19, 2008 among Blackstone Lake Minerals Inc., NY Financial (International) Corp., Caleco Pharma Corp. and John Boschert.(1)
10.2	Promissory Note between Caleco Pharma Corp. and NY Financial (International) Corp.

(1)	Previously filed as an exhibit to our Current Report on Form 8-K filed on December 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE LAKE MINERALS INC.
Date: February 2, 2009
	By:	/s/ John Boschert

JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer